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                                                                  Exhibit 5.i(e)

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                                ALEXANDER & SIMON
                               CIVIL LAW NOTARIES

M.L. ALEXANDER                                                        2 Gaitoweg
H.Th.G. SIMON                                                       P.O.Box 4900
                                                                         CURACAO
Ms. A.R. CHATLEIN                                                 Neth. Antilles
Ms. E. STEENBAAR
Ms. N.M. ALEXANDER                                   Telephone: (599-9) 737-1111
                                                       Telefax: (599-9) 737-1133
                                                                (599-9) 737-1115
                                         E-mail: antilleslaw@alexander-simon.com
                                                             milex@attglobal.net


                                                    Curacao, December 10th, 2003


IMC GLOBAL INC.
and each of the Guarantors
of the Exchange Notes
100 South Saunders Road
Suite 300
Lake Forest, IL 60045

Re: REGISTRATION STATEMENT ON AMENDMENT NO. 1 TO FORM S-4, REGISTRATION NO. 333-110584

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special legal counsel to IMC Potash Colonsay N.V. and IMC Global Potash Holdings N.V., jointly referred to as "Guarantor", Netherlands Antilles corporations and together with the other Guarantors referred to as "Guarantors", while the Guarantors and the Issuer are hereinafter jointly referred to as the "Registrants", in connection with the proposed registration by the Issuer of $400,000,000 in aggregate principal amount of the Issuer's 10.875% Senior Notes due 2013, (the "Exchange Notes") pursuant to a Registration Statement on Form S-4 (Registration No. 333-110584 filed with the Securities and Exchange Commission (the "Commission") on November 18, 2003 under the Securities Act of 1933, (the "Act") hereinafter referred to as the "Registration Statement"). The obligations of the Issuer under the Exchange Notes will be guaranteed by the Guarantor together with the other Guarantors (the "Guarantee").


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THE PARTNERSHIP ALEXANDER & SIMON IS THE EXCLUSIVE CONTRACTUAL PARTY WITH
RESPECT TO ALL WORK AND SERVICES UNDERTAKEN. NETHERLANDS ANTILLES LAW SHALL APPLY. THE AGGREGATE LIABILITY OF THE PARTNERSHIP, ITS MEMBERS, EMPLOYEES AND THIRD PARTIES USED FOR THE PARTNERSHIP'S WORK AND SERVICES, SHALL BE LIMITED TO ANY PROCEEDS AVAILABLE UNDER THE PARTNERSHIP'S AND/OR CIVIL LAW NOTARY
M.L. ALEXANDER'S AND/OR CIVIL LAW NOTARY H.TH.G. SIMON'S PROFESSIONAL LIABILITY INSURANCE.

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The Exchange Notes and the Guarantee are to be issued pursuant to an indenture
(as amended and supplemented from time to time, collectively the "Indenture"), dated as of August 1, 2003 between the Issuer, the Guarantors and BNY Midwest Trust Company, as trustee. The Exchange Notes and the Guarantee are to be issued in exchange for and in replacement of the Issuer's 10.875% Senior Notes due 2013 (the "Old Notes"), of which $400,000,000 in aggregate principal amount.

     In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Articles of Incorporation of the Guarantor, (ii) minutes and records of the corporate proceedings of the Guarantor with respect to the issuance of the Exchange Notes and the Guarantee, (iii) the Indenture, and (iv) the Registration Statement.

     For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of all documents submitted to us as copies. We have also assumed the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Guarantor and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantor. We have moreover assumed that the Guarantee is in the best interest of the Guarantor. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Guarantor and others.

     The opinion expressed below is subject to the validity of the Form S-4 and the Indenture being valid and binding under applicable law.


MLA/jb 26476
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THE PARTNERSHIP ALEXANDER & SIMON IS THE EXCLUSIVE CONTRACTUAL PARTY WITH
RESPECT TO ALL WORK AND SERVICES UNDERTAKEN. NETHERLANDS ANTILLES LAW SHALL APPLY. THE AGGREGATE LIABILITY OF THE PARTNERSHIP, ITS MEMBERS, EMPLOYEES AND THIRD PARTIES USED FOR THE PARTNERSHIP'S WORK AND SERVICES, SHALL BE LIMITED TO ANY PROCEEDS AVAILABLE UNDER THE PARTNERSHIP'S AND/OR CIVIL LAW NOTARY
M.L. ALEXANDER'S AND/OR CIVIL LAW NOTARY H.TH.G. SIMON'S PROFESSIONAL LIABILITY INSURANCE.

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Our opinion expressed below is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (I) any bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditor's rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) public policy considerations which may limit the rights of parties to obtain certain remedies.

     Based upon and subject to the assumptions, qualifications and limitations and the further limitations set forth above and below, we are of the opinion that when (i) the Registration Statement becomes effective, (ii) the Indenture has been duly qualified under applicable law, and (iii) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders thereof in exchange for the Old Notes, the Exchange Notes and the Guarantee will be validly issued and binding obligations of the Issuer and Guarantor, respectively, enforceable against the Issuer and the Guarantor in accordance with their terms.

     We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 (e) to the Registration Statement. We also consent to the reference to our firm under the heading "Validity of the New Securities" in the Registration Statement, In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act of the rules and regulations of the Commission.

We express no opinion on any matters except insofar as they are governed by the laws of the Netherlands Antilles.

     This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the States of New York or Delaware or the


MLA/jb 26476
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THE PARTNERSHIP ALEXANDER & SIMON IS THE EXCLUSIVE CONTRACTUAL PARTY WITH
RESPECT TO ALL WORK AND SERVICES UNDERTAKEN. NETHERLANDS ANTILLES LAW SHALL APPLY. THE AGGREGATE LIABILITY OF THE PARTNERSHIP, ITS MEMBERS, EMPLOYEES AND THIRD PARTIES USED FOR THE PARTNERSHIP'S WORK AND SERVICES, SHALL BE LIMITED TO ANY PROCEEDS AVAILABLE UNDER THE PARTNERSHIP'S AND/OR CIVIL LAW NOTARY
M.L. ALEXANDER'S AND/OR CIVIL LAW NOTARY H.TH.G. SIMON'S PROFESSIONAL LIABILITY INSURANCE.

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present federal law of the United States be changed by legislative action, judicial decision or otherwise.

     This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,
Alexander & Simon

                                                                          [SEAL]

/s/ Miguel L. Alexander
-----------------------------
By: Miguel L. Alexander, LL.M.
    Civil Law Notary


MLA/jb 26476
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THE PARTNERSHIP ALEXANDER & SIMON IS THE EXCLUSIVE CONTRACTUAL PARTY WITH
RESPECT TO ALL WORK AND SERVICES UNDERTAKEN. NETHERLANDS ANTILLES LAW SHALL APPLY. THE AGGREGATE LIABILITY OF THE PARTNERSHIP, ITS MEMBERS, EMPLOYEES AND THIRD PARTIES USED FOR THE PARTNERSHIP'S WORK AND SERVICES, SHALL BE LIMITED TO ANY PROCEEDS AVAILABLE UNDER THE PARTNERSHIP'S AND/OR CIVIL LAW NOTARY
M.L. ALEXANDER'S AND/OR CIVIL LAW NOTARY H.TH.G. SIMON'S PROFESSIONAL LIABILITY INSURANCE.